Exhibit 23.1


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of U.S. Gold Corporation on Form S-8, File No. 33-47460 of our report dated March 8, 1996, on our audit of the consolidated financial statements of U.S. Gold Corporation as of December 31, 1995 and for the year then ended, which report is included in the Annual Report on Form 10-KSB.

BDO Seidman, LLP
Certified Public Accountants

March 22, 1996
Denver, Colorado

                                             Exhibit 23.2


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of U.S. Gold Corporation on Form S-8, File No. 33-47460 of our report dated April 14, 1995, on our audit of the consolidated financial statements of U.S. Gold Corporation for the year ended December 31, 1994 which report is included in the Annual Report on Form 10-KSB.

Mitchell Finley and Company, P.C.
Certified Public Accountants

March 22, 1996